Exhibit 16.1

September 9, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Sensus Healthcare, Inc. under Item 4.01 of its Form 8-K dated September 5, 2024. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Sensus Healthcare, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Marcum LLP / 525 Okeechobee Boulevard / Suite 750 / West Palm Beach, FL 33401 / Phone 561.653.7300 / marcumllp.com